EX-16.13.b.ii

NATIONWIDE MUTUAL FUNDS

ADMINISTRATIVE SERVICES PLAN

Effective March 10, 2015

Amended December 14, 2017*

Section 1. This Administrative Services Plan (the “Plan”) constitutes the administrative services plan for the classes of the funds as listed on Exhibit A (collectively, the “Funds”), each a series of Nationwide Mutual Funds (the “Trust”), and is adopted upon review and approval by the Board of Trustees (the “Board”) of the Trust.

Section 2. The administrator of the Funds is authorized to execute and deliver, in its own name but on behalf of the Funds, written agreements (“Servicing Agreements”) with financial institutions which are shareholders of record or which have a servicing relationship (“Service Organizations”) with the beneficial owners of a class of a Fund’s shares of beneficial interest (“Shares”). Such Servicing Agreements shall require the Service Organizations to provide administrative support services as set forth therein and as described in a Fund’s applicable Prospectus to their customers who own of record or beneficially Shares. In consideration for providing such services, a Service Organization will receive a fee, computed daily and paid monthly in the manner set forth in the Servicing Agreements, at an annual rate not to exceed the rates listed on Exhibit A for each class of shares owned of record or beneficially by such Service Organization’s customers. The actual fees payable under each Service Agreement shall be based on the protocol approved by the Board as presented by the administrator. Any bank, trust company, thrift institution, broker-dealer, insurance company or other financial institution is eligible to become a Service Organization and to receive fees under this Plan. All expenses incurred by a Fund with respect to its Shares in connection with the Servicing Agreements and the implementation of this Plan shall be borne entirely by the holders of Shares of that Fund.

Section 3. So long as this Plan is in effect, the administrator shall provide to a Fund’s Board, and the Trustees shall review, at least quarterly, a written report of the amounts expended pursuant to this Plan and the purposes for which such expenditures were made. In addition, the administrator shall provide to the Board an annual report on all Service Agreements in effect for the Trust.

Section 4. The Plan shall not take effect with respect to the Shares of a Fund until it has been approved by a vote of a majority of the Trustees who are not “interested persons” of that Fund (as defined in the Investment Company Act of 1940) and who have no direct or indirect financial interest in the operation of this Plan or in any agreements related to this Plan (the “Disinterested Trustees”), cast in person at a meeting called for the purpose of voting on the Plan, provided, however, that the Plan is not implemented prior to the effective date of the post-effective amendment to a Fund’s registration statement describing the Plan and its implementation with respect to that Fund.

Section 5. Unless sooner terminated, this Plan shall continue until May 1, 2018, and thereafter, shall continue automatically for successive annual periods provided such continuance is approved at least annually by a majority of the Board of Trustees, including a majority of the Disinterested Trustees.

Section 6. This Plan may be amended at any time with respect to a Fund by the Board of Trustees, provided that any material amendments of the terms of this Plan shall become effective only upon the approvals set forth in Section 4.

Section 7. This Plan is terminable at any time with respect to the Fund by vote of a majority of the Disinterested Trustees.

NATIONWIDE MUTUAL FUNDS

ADMINISTRATIVE SERVICES PLAN

Effective March 10, 2015

Amended December 14, 2017*

Section 8. While this Plan is in effect, the selection and nomination of those Disinterested Trustees shall be committed to the discretion of the Disinterested Trustees of the Trust.

Section 9. This Plan has been adopted as of March 10, 2015, as amended December 14, 2017.

Section 10. The Trust is a statutory trust organized under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq) and under an Agreement and Declaration of Trust and any and all amendments thereto. Pursuant to Section 3804 of the Delaware Statutory Trust Act, the debts, liabilities, obligations, costs, charges, reserves and expenses incurred, contracted for or otherwise existing with respect to a particular series, whether such series is now authorized and existing pursuant to the governing instrument of the Trust or is hereafter authorized and existing pursuant to said governing instrument, shall be enforceable against the assets associated with such series only, and not against the assets of the Trust generally or any other series thereof, and, except as otherwise provided in the governing instrument of the Trust, none of the debts, liabilities, obligations, costs, charges, reserves and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other series thereof shall be enforceable against the assets of such series.

NATIONWIDE MUTUAL FUNDS

ADMINISTRATIVE SERVICES PLAN

Effective March 10, 2015

Amended December 14, 2017*

Exhibit A

Fund	Classes
Nationwide Growth Fund	A, C, R, T, Institutional Service
Nationwide Fund	A, C, R, T, Institutional Service
Nationwide Bond Fund	A, C, R, T, Institutional Service
Nationwide Government Money Market Fund	Investor, Service
Nationwide S&P 500 Index Fund	A, C, R, T, Service, Institutional Service
Nationwide Small Cap Index Fund	A, C, R, T, Institutional Service
Nationwide Mid Cap Market Index Fund	A, C, R, T, Institutional Service
Nationwide International Index Fund	A, C, R, T, Institutional Service
Nationwide Bond Index Fund	A, C, R, T, Institutional Service
Nationwide Investor Destinations Aggressive Fund	A, C, R, T, Service, Institutional Service
Nationwide Investor Destinations Moderately Aggressive Fund	A, C, R, T, Service, Institutional Service
Nationwide Investor Destinations Moderate Fund	A, C, R, T, Service, Institutional Service
Nationwide Investor Destinations Moderately Conservative Fund	A, C, R, T, Service, Institutional Service
Nationwide Investor Destinations Conservative Fund	A, C, R, T, Service, Institutional Service
Nationwide Destination 2010 Fund	A, C, R, Institutional Service
Nationwide Destination 2015 Fund	A, C, R, Institutional Service
Nationwide Destination 2020 Fund	A, C, R, Institutional Service
Nationwide Destination 2025 Fund	A, C, R, Institutional Service
Nationwide Destination 2030 Fund	A, C, R, Institutional Service
Nationwide Destination 2035 Fund	A, C, R, Institutional Service
Nationwide Destination 2040 Fund	A, C, R, Institutional Service
Nationwide Destination 2045 Fund	A, C, R, Institutional Service
Nationwide Destination 2050 Fund	A, C, R, Institutional Service
Nationwide Destination 2055 Fund	A, C, R, Institutional Service
Nationwide Destination 2060 Fund	A, C, R, Institutional Service
Nationwide U.S. Small Cap Value Fund	A, C, T, Institutional Service
Nationwide Small Company Growth Fund	A, Institutional Service
Nationwide Global Sustainable Equity Fund	A, C, T, Institutional Service
Nationwide Inflation-Protected Securities Fund	A, T, Institutional Service
Nationwide Core Plus Bond Fund	A, C, T, Institutional Service
Nationwide Bailard Cognitive Value Fund	A, C, T, Institutional Service
Nationwide Bailard International Equities Fund	A, C, T, Institutional Service
Nationwide Bailard Technology & Science Fund	A, C, T, Institutional Service
Nationwide Geneva Mid Cap Growth Fund	A, C, T, Institutional Service
Nationwide Geneva Small Cap Growth Fund	A, C, T, Institutional Service
Nationwide Large Cap Equity Fund	A, C, T, Institutional Service
Nationwide Loomis Core Bond Fund	A, C, T, Institutional Service
Nationwide California Intermediate Tax Free Bond Fund	A, C, T, Institutional Service
Nationwide National Intermediate Tax Free Bond Fund	A, C, T, Institutional Service
Nationwide Loomis Short Term Bond Fund	A, C, T, Institutional Service
Nationwide WCM Focused Small Cap Fund	A, C, T, Institutional Service
Nationwide Ziegler Equity Income Fund	A, C, T, Institutional Service
Nationwide Ziegler NYSE Arca Tech 100 Index Fund	A, C, T, Institutional Service
Nationwide Ziegler Wisconsin Tax Exempt Fund	A, C, T, Institutional Service
Nationwide Bailard Emerging Markets Equity Fund	A, C, T, Institutional Service

NATIONWIDE MUTUAL FUNDS

ADMINISTRATIVE SERVICES PLAN

Effective March 10, 2015

Amended December 14, 2017*

Nationwide Emerging Markets Debt Fund	A, C, T, Institutional Service
Nationwide Amundi Global High Yield Fund	A, C, T, Institutional Service
Nationwide Amundi Strategic Income Fund	A, C, T, Institutional Service
Nationwide International Small Cap Fund	A, T, Institutional Service
Nationwide Loomis All Cap Growth Fund	A, T, Institutional Service
Nationwide Long/Short Equity Fund	A, Institutional Service

*	As approved by the Board of Trustees at its meeting held on June 13-14, 2017.

The Funds shall pay amounts not exceeding on an annual basis a maximum amount of:

(a)	25 basis points (0.25%) of the average daily net assets of the Class A Shares of the Funds;

(b)	25 basis points (0.25%) of the average daily net assets of the Class C Shares of the Funds;

(c)	25 basis points (0.25%) of the average daily net assets of the Class R Shares of the Funds;

(d)	25 basis points (0.25%) of the average daily net assets of the Service Class Shares of the Funds;

(e)	25 basis points (0.25%) of the average daily net assets of the Institutional Service Class Shares of the Funds;

(f)	25 basis points (0.25%) of the average daily net assets of the Investor Shares of the Nationwide Government Money Market Fund; and

(g)	25 basis points (0.25%) of the average daily net assets of the Class T Shares of the Funds.

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